APPENDIX A

APPENDIX A

        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP
                        FORM FOR VOTE OF LIMITED PARTNER


The undersigned Limited Partner(s) of Owens Mortgage Investment Fund, a California Limited Partnership (the "Fund") does (do) hereby vote all Units of Limited Partnership Interest held of record by them in the following manner:

     PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK, SIGN AND DATE AND PROMPTLY RETURN THIS FORM USING THE ACCOMPANYING ENVELOPE.

     /X/  Please mark    If  properly  executed,  the Units of Limited
          votes as in    Partnership  Interest represented by this Vote of
          this example   Limited Partner will be voted and counted in the manner
                         directed herein by the undersigned Limited Partner(s), or if no choice is made the Units will be voted FOR the amendment as set forth in the Proposal.


            THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSAL.


THE PROPOSAL: TO AMEND ARTICLE VI.2 OF THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT TO PROVIDE THAT THE FUND MAY INCUR INDEBTEDNESS FOR THE PURPOSE OF MAKING OR PURCHASING MORTGAGE LOANS; THAT THE TOTAL AMOUNT OF SUCH INDEBTEDNESS INCURRED BY THE FUND SHALL AT NO TIME EXCEED THE SUM OF FIFTY PERCENT (50%) OF THE AGGREGATE FAIR MARKET VALUE OF ALL FUND MORTGAGE LOANS.


                     FOR          AGAINST         ABSTAIN
                     / /            / /             / /


________________________________            ________________________
SIGNATURE                                   DATE

________________________________            ________________________
SIGNATURE                                   DATE

THE UNITS REPRESENTED BY THIS VOTE OF LIMITED PARTNER WILL BE VOTED AS SPECIFIED HEREIN BUT IF NO CHOICE IS SPECIFIED, THE UNITS WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.